Exhibit 99.1

FOR IMMEDIATE RELEASE

Nicolet Bankshares, Inc. Announces Increase to Stock Repurchase Program

GREEN BAY, WI, December 22, 2021 – Nicolet Bankshares, Inc. (NASDAQ: NCBS) (“Nicolet” or the “Company”), the holding company of Nicolet National Bank, a Wisconsin-based community bank, announced that its Board of Directors authorized an increase to the Company’s common stock repurchase program on December 21, 2021. Under the terms of the amendment, the Board authorized the Company to buy back up to an additional $50 million of the Company’s outstanding shares, representing approximately 5% of its currently outstanding common stock. This amendment, coupled with previous remaining repurchase authorizations of $31 million, provides the Company with the ability to repurchase up to $81 million of its common stock.

Mike Daniels, President and CEO of Nicolet, said, “This action by the Board is consistent with Nicolet’s long-term view of our stock and the company in general. Given the market conditions and our cash position, we feel that Nicolet’s common stock is currently our best acquisition right now. In addition, our actions in 2021, with two acquisitions and a branch rationalization strategy, put us in a strong strategic position to execute in 2022. We thank the Board for their confidence.”

The Company intends to accomplish the common stock repurchases through open market transactions. However, the Company could accomplish repurchases through other means, such as block trades and privately negotiated transactions. The timing and amount of any common stock repurchases will depend on various factors, including, among others, securities law restrictions, the trading price of the Company’s common stock, regulatory requirements, potential alternative uses for capital, and the Company’s financial performance. The common stock repurchase plan does not obligate the Company to acquire any particular amount of common stock. The plan may be modified or suspended at any time at the Company’s discretion. The Company expects to fund any repurchases from cash on hand.

About Nicolet Bankshares, Inc.
Nicolet Bankshares, Inc. is the bank holding company of Nicolet National Bank, a growing full-service community bank providing services ranging from commercial and consumer banking to wealth management and retirement plan services. Founded in Green Bay in 2000, Nicolet National Bank operates branches in Northeast and Central Wisconsin, the upper peninsula of Michigan, and Northern Michigan. More information can be found at www.nicoletbank.com.

Forward Looking Statements “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995
Certain statements contained in this communication, which are not statements of historical fact, constitute forward-looking statements within the meaning of the federal securities law. Such statements include, but are not limited to, statements about Nicolet’s business plans, objectives, expectations and intentions, including without limitation Nicolet’s expectations regarding future repurchases under its stock repurchase program and regarding the Company’s strategic position in 2022, all of which is subject to numerous assumptions, risks and uncertainties. Words or phrases such as “anticipate,” “believe,” “aim,”

“can,” “conclude,” “continue,” “could,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “may,” “might,” “outlook,” “possible,” “plan,” “predict,” “project,” “potential,” “seek,” “should,” “target,” “will,” “will likely,” “would,” or the negative of these terms or other comparable terminology, as well as similar expressions, are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. In addition to factors disclosed in reports filed by Nicolet with the SEC, risks and uncertainties that may cause actual results or outcomes to differ materially from those anticipated include, but are not limited to: (1) the possibility that any of the anticipated benefits of Nicolet’s 2021 acquisitions of Mackinac Financial Corporation (“Mackinac”) and/or County Bancorp, Inc. (“County”) will not be realized or will not be realized within the expected time period; (2) the risk that integration of Mackinac’s operations and/or County’s operations with those of Nicolet will be materially delayed or will be more costly or difficult than expected; (3) changes to tax legislation and their potential effects on the accounting for the mergers; (4) diversion of management’s attention from ongoing business operations and opportunities due to the mergers; (5) the challenges of integrating and retaining key employees of Nicolet, including those who joined Nicolet from Mackinac and County; (6) the effect of the mergers on Nicolet’s and/or Mackinac’s or County’s historic customer and employee relationships and operating results; (7) the magnitude and duration of the COVID pandemic and its impact on the global economy and financial market conditions and Nicolet’s business, results of operations and financial condition; (8) changes in consumer demand for financial services; and (9) general competitive, economic, political and market conditions and fluctuations. Please refer to Nicolet’s Annual Report on Form 10-K for the year ended December 31, 2020, as well as its other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

The COVID pandemic is adversely affecting us, our customers, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects is uncertain. Continued deterioration in general business and economic conditions or turbulence in domestic financial markets could adversely affect Nicolet’s revenues and the values of its assets and liabilities, lead to a tightening of credit, and increase stock price volatility. In addition, the COVID pandemic may result in changes to statutes, regulations, or regulatory policies or practices that could affect Nicolet in substantial and unpredictable ways.

All forward-looking statements included in this communication are made as of the date hereof and are based on information available to management at that time. Except as required by law, Nicolet does not assume any obligation to update any forward-looking statement to reflect events or circumstances that occur after the date the forward-looking statements were made.

Investor Relations & Media Contacts:
Mike Daniels – President & CEO
Jeff Gahnz – VP, Marketing & Public Relations
Phone: 920.430.1400
Email: mdaniels@nicoletbank.com or jgahnz@nicoletbank.com